UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 30, 2015

ML BLUETREND FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-53794	26-2581977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1) ML BlueTrend FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC (“MLAI”) and  Systematica Investments Limited (the “Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of January 25, 2010, as amended by an Amendment dated as of May 3, 2011 and as novated and amended by a Novation and Amendment  Agreement dated July 31, 2014 and a Novation and Amendment Agreement dated January 30, 2015 (the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.  Pursuant to the Advisory Agreement, the  Trading Advisor provides commodity trading advisory services for the Registrant, and  directs the trading activities of the Registrant.

On January 30, 2015, the Registrant, MLAI and the Trading Advisor entered into an Amendment Agreement (the “Amendment”). The effective date of the Amendment is January 1, 2015.

(2)  The Amendment reduces the percentage for the management fee payable to the Trading Advisor from 2.0% per annum to 1.5% with respect to Class A, Class C, Class D, Class DS, Class I and Class M Units issued by the Registrant.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.            Description

10.1.	Amendment Agreement dated January 30, 2015, among ML BlueTrend FuturesAccess LLC, Merrill Lynch Alternative Investments LLC and Systematica Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML BLUETREND FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its:	Manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer

Date:  February 5, 2015

ML BLUETREND FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment Agreement dated January 30, 2015 among ML BlueTrend FuturesAccess LLC, Merrill Lynch Alternative Investments LLC and Systematica Investments Limited.